Gulf Resources, Inc. Provides Updates on Nasdaq Hearing Process

SHOUGUANG, China, Nov. 12, 2025 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (“Gulf Resources,” “we,” or the “Company”) provided today an update regarding its appeal of the Nasdaq Listing Qualifications Staff’s delisting determination and the current trading status of its common stock.

On November 7, 2025, the Company received a hearing notification letter (“Letter”) from The Nasdaq Stock Market LLC scheduling an oral hearing before the Nasdaq Hearings Panel for December 9, 2025 at 9:00 a.m. Eastern Time. Following the Company’s previously announced 1-for-10 reverse stock split that became effective for trading on October 27, 2025, the Company’s common stock has maintained a closing bid price at or above $1.00 per share for more than ten consecutive trading days as of Monday, November 10, 2025. In light of this development, and in accordance with the instructions contained in the Letter, the Company has submitted a request to cancel the scheduled hearing, as the Company believes it has regained compliance with Nasdaq’s minimum bid price requirement, subject to the Company’s Listing Analyst review and confirmation.

As previously disclosed, trading of the Company’s common stock on Nasdaq was suspended on November 11, 2025. The Company continues to work diligently with Nasdaq and will provide updates regarding any material developments, including the Company’s Listing Analyst determination with respect to its request to cancel the hearing and any next steps toward resuming trading on Nasdaq, if approved.

In the meantime, the Company is working diligently to prepare for the scheduled hearing and will meet all interim submission and procedural deadlines set forth by Nasdaq.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through four wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited (“SCHC”), Shouguang Yuxin Chemical Industry Co., Limited (“SYCI”), Daying County Haoyuan Chemical Company Limited (“DCHC”) and Shouguang Hengde Salt Industry Co. Ltd. (“SHSI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. Through SHSI, the Company manufactures and sells crude salt. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

This press release contains forward-looking statements concerning our expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on assumptions that we have made as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results, conditions, and events to differ materially from those anticipated. Therefore, you should not place undue reliance on forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding plans with respect to the timing and impact of the Reverse Stock Split; our strategic plans and value; our expectations regarding potential commercial opportunities; and our strategies, positioning and expectations for future events or performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and in our other reports filed with the Securities and Exchange Commission, including under the caption "Risk Factors." Any forward-looking statement in this release speaks only as of the date of this release. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

CONTACT: Gulf Resources, Inc.

Web: http://www.gulfresourcesinc.com Director of Investor Relations

Helen Xu beishengrong@vip.163.com